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                                      EXHIBIT 11
                               GRIFFIN INDUSTRIES, INC.
                         COMPUTATION OF BASIC LOSS PER SHARE

The basic loss per share reported in Form 10-Q for the quarter ended March 31, 1998 and the period ended December 31, 1997 are based on the following:

                                                  Quarter Ended         Period Ended
                                                 March 31, 1998     December 31, 1997
                                                 ------------------------------------
Net loss for the period                           $  (314,103)        $   (33,637)

Weighted average number of common shares used
in computation                                      1,200,000             700,000
                                                 ------------------------------------

Basic loss per share                              $   (0.26)          $   (0.05)
                                                 ------------------------------------
                                                 ------------------------------------